EXHIBIT 1.1

ANTIGENICS INC.

9,500,000 Shares Of Common Stock

At Market Issuance Sales Agreement

Amendment No. 1

July 8, 2008

Wm Smith & Co.

1700 Lincoln Street, Suite 2545

Denver CO 80203

Ladies and Gentlemen:

Pursuant to Section 15 of the Sales Agreement, dated March 14, 2008 (the “Agreement”), by and between Antigenics Inc., a Delaware corporation (the “Company”) and Wm Smith & Co. (“Wm Smith” and together with the Company, the “Parties”), the Parties hereby amend Section 1 of the Agreement such that all references to the “registration statement on Form S-3 (File No. 333-118175)” shall be changed to the “registration statement on Form S-3 (File No. 333-151244).”

If the foregoing correctly sets forth the understanding between the Company and Wm Smith, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Wm Smith.

Very truly yours,

ANTIGENICS INC.

By:	/s/ Shalini Sharp
Name:	Shalini Sharp
Title:	Chief Financial Officer

ACCEPTED as of the date first-above written:

WM. SMITH & CO.

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll